EXHIBIT 99.2

Member News (via Email)

February 27, 2015

Re: Member Ratification of Agreement and Plan of Merger

Dear Seattle Bank Members,
Today, the Federal Home Loan Banks of Seattle and Des Moines issued a press release announcing that the members of both banks have overwhelmingly ratified the Agreement and Plan of Merger approved by their boards of directors in September 2014. You can view the results of the Seattle Bank’s voting process in our related Form 8-K, filed with the Securities and Exchange Commission today.
We appreciate the time and attention you’ve given to this critical decision for your cooperative. The fact that 75 percent of our membership, representing 82 percent of the votable shares of Seattle Bank stock, participated in the voting process speaks to the important role your cooperative plays for your businesses, your customers, and your communities-and the potential for this combination to deliver greater value to you over the long term.
We anticipate that the merger will become effective by mid-year, and the boards of directors, management, and staffs of both banks are unanimous in their commitment that your transition to the new Federal Home Loan Bank of Des Moines will be as smooth as possible. Your ability to conduct business with the combined bank on the merger date is our top priority, and we are offering a variety of resources to help you prepare.
Next week, you will receive an “onboarding tool kit” to help guide you through the membership transition process. We encourage you to review it as soon as possible to begin learning about the combined bank’s operations and where and how they will differ from the Seattle Bank’s. Your tool kit will also include the agreements and forms that you must complete and deliver to the Des Moines Bank in order to access the combined bank’s products and services when the merger closes.
In addition, you will receive access to a number of resources on the Des Moines Bank’s website to learn more about the transition process and the tools and resources that will be available to you through the combined bank. You should also feel free to contact your relationship manager or our transition support staff with your questions or concerns at any time.
We appreciate your patience throughout the transition process and thank you for your continued support and commitment to your cooperative. Regardless of its name or headquarters location, your Federal Home Loan Bank cooperative is committed to serving you-today, tomorrow, and for years to come.
Sincerely,
Michael L. Wilson
President and CEO

Seattle Bank Relationship Management Team:
John Biestman         206.340.2473
Debra Davis        206.340.8663
Eric Jensen        206.340.2489
Brett Manning        206.340.2472
Jim Mochizuki        206.340.2345
Mike Terry        206.340.2484
Chris Thomas        206.340.2370
Des Moines Bank Transition Support Team:
800.544.3452, ext. 1456
service@fhlbdm.com

This Member News contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those with regard to activities relating to and anticipated benefits of a proposed merger between the Federal Home Loan Bank of Des Moines and the Federal Home Loan Bank of Seattle. These statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plan,” “could,” “should,” “would,” “may,” and “will,” or their negatives, or other variations on these or other terms. Forward-looking statements are subject to known and unknown risks and uncertainties, some of which may be material. Actual actions, transactions, and performance, including relating to the completion of the merger and the business and services of the combined bank following the merger, may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, the continued ability or desire of the parties to pursue a merger; the ability to realize the expected benefits and efficiencies of a merger, including providing for an efficient transition to a combined bank and provision of the expected combined bank’s products and services to members; potential costs, liabilities, and delays relating to the merger; the outcome of any legal proceedings related to the merger; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Agreement and Plan of Merger; general economic and financial market conditions; and other internal and external factors that may affect the ability to complete or the reasons for the merger. Additional factors are discussed in the banks’ most recent annual reports on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. The banks do not undertake to update any forward-looking statements made in this Member News.